STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
(dollars in millions except per share data)     EXHIBIT 11.1 TO FORM 10-Q REPORT



PRIMARY EARNINGS PER COMMON SHARE:          13 WEEKS ENDED       39 WEEKS ENDED
                                            October 26, 1997     October 27,1997


Net Income                                  $   0.4              $     1.3


Weighted average
shares outstanding (000's)                   82,361                 82,294
                                            -------              ---------

Primary E.P.S.                                          $  0.00           $ 0.02
                                                        =======           ======



FULLY DILUTED EARNINGS PER COMMON SHARE:

Net Income                                  $   0.4              $     1.3


Weighted average
shares outstanding (000's)                   82,387                 82,500
                                            -------              ---------
Fully Diluted E.P.S.                                    $  0.00           $ 0.02
                                                        =======           ======